EXHIBIT 99.01

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 4, 2003)

$150,000,000

NORTHERN ILLINOIS GAS COMPANY

(doing business as Nicor Gas Company)

$50,000,000 First Mortgage Bonds, 5.80% Series Due December 1, 2023 (“Series 2023 Bonds”)

$50,000,000 First Mortgage Bonds, 5.90% Series Due December 1, 2032 (“Series 2032 Bonds”)

$50,000,000 First Mortgage Bonds, 5.90% Series Due December 1, 2033 (“Series 2033 Bonds”)

We will pay interest on the Series 2023 Bonds, Series 2032 Bonds and Series 2033 Bonds, each a New Bond and collectively the New Bonds, semiannually in arrears on June 1 and December 1 of each year, beginning June 1, 2004. We may redeem the New Bonds at our option in whole at any time or in part from time to time at the redemption prices described under “Description of the New Bonds.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds to Nicor (before expenses)(1)
Per Series 2023 Bond	99.518%	0.875%	98.643%
Total	$49,759,000	$437,500	$49,321,500
Per Series 2032 Bond	99.984%	0.875%	99.109%
Total	$49,992,000	$437,500	$49,554,500
Per Series 2033 Bond	99.984%	0.875%	99.109%
Total	$49,992,000	$437,500	$49,554,500

(1)	Plus accrued interest from December 1, 2003.

Interest on the New Bonds will accrue from December 1, 2003 and the purchasers of the New Bonds shall pay the interest that accrues from December 1, 2003 to the date that the New Bonds are delivered to the purchasers. The underwriters expect to deliver the New Bonds to purchasers on or about December 11, 2003.

Banc One Capital Markets, Inc.

SG Cowen

McDonald Investments Inc.

Wachovia Securities

The date of this prospectus supplement is December 4, 2003.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the date of the accompanying prospectus, as applicable.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of New Bonds and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which will not apply to the New Bonds. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, “Nicor Gas,” “we,” “us” and “our” refer to Northern Illinois Gas Company (doing business as Nicor Gas Company).

TABLE OF CONTENTS

Prospectus Supplement

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference may contain statements that are not historical fact and constitute forward-looking statements about our expectations. Although we believe these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Actual results may differ materially from those indicated in our forward-looking statements due to the direct or indirect effects of the results of the following, among others:

•	legal contingencies (including litigation) and the resolution of those issues, including the effects of an Illinois Commerce Commission review;

•	weather conditions;

•	natural gas prices;

•	health care costs;

•	insurance costs;

•	borrowing needs;

•	interest rates;

•	credit conditions;

•	economic and market conditions;

•	energy conservation;

•	legislative and regulatory actions, results or adjustments;

•	asset sales;

•	significant unplanned capital needs; and

•	any future mercury-related charges or credits.

You are cautioned not to rely unduly on any forward-looking statements and are urged to review and consider carefully the risks, uncertainties and other factors which are discussed in more detail under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” in our Annual Report on Form 10-K for the year ended December 31, 2002, our Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2003, June 30, 2003 and September 30, 2003 and other documents on file with the Securities and Exchange Commission. You may obtain copies of these documents as described under “Where You Can Find More Information” in the accompanying prospectus.

THE COMPANY

We are a public utility engaged principally in the purchase, storage, distribution, sale and transportation of natural gas to the public in northern Illinois, generally outside the City of Chicago. We are subject to the jurisdiction of the Illinois Commerce Commission, which has authority to regulate substantially all phases of the public utility business in Illinois, including our issuance of long-term debt. We are a wholly owned subsidiary of Nicor Inc. (“Nicor”), a holding company exempt from regulation under the Public Utility Holding Company Act of 1935. The New Bonds are not obligations of, nor guaranteed by, Nicor. The mailing address and telephone number of our general office is:

Northern Illinois Gas Company

P.O. Box 190

Aurora, Illinois 60507-0190

(630) 983-8676

RECENT DEVELOPMENTS

A description of certain legal proceedings pending against us is included in our Annual and Quarterly reports filed with the Securities and Exchange Commission and incorporated by reference in this prospectus supplement. In connection with the proceeding pending before the Illinois Commerce Commission regarding our performance based rate program, we filed testimony in August 2003 in support of our position that approximately $7 million is due to us from customers related to our performance based rate program and purchased gas adjustment reconciliation calculation for the years 1999–2002. On November 21, 2003, the Illinois Attorney General’s Office filed testimony claiming that we owed customers refunds totaling $160 million for the same period. The Citizens Utility Board and the Cook County State’s Attorney’s Office (“CUB/Cook”) jointly filed testimony that same day, as well as the Staff of the Illinois Commerce Commission (“Staff”). At present, the CUB/Cook and Staff testimony each has been filed under seal. Hearings regarding this matter currently are scheduled for April 2004, with an Illinois Commerce Commission decision expected some time thereafter.

USE OF PROCEEDS

We will use the net proceeds from the sale of the New Bonds together with additional funds to (i) refund short-term debt used to refund $50,000,000 principal amount of 5¾% First Mortgage Bonds which matured on June 1, 2003 and used to refund $50,000,000 principal amount of 3% unsecured notes which matured on April 17, 2003 and (ii) refinance $50,000,000 principal amount of 7 3/8% First Mortgage Bonds due October 15, 2027, which bonds were called for redemption by us on November 25, 2003 at a redemption price of 104.82%.

RATIO OF EARNINGS TO FIXED CHARGES

Computation of Consolidated Ratio of Earnings to Fixed Charges (in thousands except ratios).

	Nine months ended September 30, 2003	Year Ended December 31,
		2002	2001	2000	1999	1998
Earnings available to cover fixed charges:
Net income	$57,168	$109,139	$98,806	$12,584	$96,010	$94,119
Add: Income taxes	32,920	64,325	57,000	520	55,809	55,299
Fixed charges	26,922	36,711	45,431	44,863	38,917	44,870
Allowance for funds uses during construction	(187)	(395)	(241)	(363)	(118)	(269)

Total earnings available to cover fixed charges	$116,823	$209,780	$200,996	$57,604	$190,618	$194,019

Fixed charges:
Interest on debt	$24,176	$33,037	$43,542	$42,365	$39,245	$42,624
Other interest charges and amortization of debt discount, premium, and expense, net	2,746	3,674	1,889	2,498	(328)	2,246

Total fixed charges	$26,922	$36,711	$45,431	$44,863	$38,917	$44,870

Ratio of earnings to fixed charges	4.34	5.71	4.42	1.28	4.90	4.32

CAPITALIZATION

The following table sets forth our short-term debt and our capitalization as of September 30, 2003, and as adjusted to give effect to this offering of the New Bonds and the application of the net proceeds therefrom as set forth in “Use of Proceeds” above. You should read this table in conjunction with our consolidated financial statements and accompanying notes which we incorporate herein by reference. See “Where You Can Find More Information” in the accompanying prospectus.

	September 30, 2003
	Actual	As Adjusted
	(in thousands except number of shares)
Short-Term Debt	$690,500	$590,500

Long-Term Debt:
First Mortgage Bonds:
5.550% Due 12/15/06	50,000	50,000
5.875% Due 08/15/08	75,000	75,000
5.370% Due 02/01/09	50,000	50,000
6.625% Due 02/01/11	75,000	75,000
7.200% Due 05/15/16	50,000	50,000
7.375% Due 10/15/27	50,000	—
6.580% Due 02/15/28	50,000	50,000
5.80% Due 12/01/23	—	50,000
5.90% Due 12/01/32	—	50,000
5.90% Due 12/01/33	—	50,000
Other Long-Term Debt	—	—

	400,000	500,000
Less:
Amount due within one year	—	—
Unamortized debt discount, net of premium	3,344	3,344

	396,656	496,656

Mandatorily redeemable preferred stock	5,571	5,571
Less amount due within one year	500	500

	5,071	5,071

Total long-term debt	401,727	501,727

Preferred Stock:
Non-redeemable preferred stock	1,401	1,401

Total preferred stock	1,401	1,401

Common Equity:
Common stock, $5 par value, 25,000,000 shares authorized (32,365 shares reserved), 15,232,414 shares outstanding	76,162	76,162
Paid-in capital	108,113	108,113
Retained earnings	431,464	431,464
Accumulated other comprehensive income	(1,112)	(1,112)

	614,627	614,627

Total Capitalization	$1,017,755	$1,117,755

DESCRIPTION OF THE NEW BONDS

This description of the particular terms of the New Bonds supplements and should be read in conjunction with the statements under “Description of Bonds” in the accompanying prospectus. The description of certain provisions of the New Bonds and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and Indenture.

General. The New Bonds will bear interest at the annual rates set forth on the cover page of this prospectus supplement, which will accrue from December 1, 2003. We will pay interest on June 1 and December 1 of each year, beginning June 1, 2004, to the person in whose name each New Bond is registered on the close of business on May 15 or November 15 (whether or not a Business Day) next preceding the respective interest payment date. The Series 2023 Bonds will be initially limited to $50,000,000 aggregate principal amount and will mature December 1, 2023. The Series 2032 Bonds will be initially limited to $50,000,000 aggregate principal amount and will mature December 1, 2032. The Series 2033 Bonds will be initially limited to $50,000,000 aggregate principal amount and will mature December 1, 2033. We may, without the consent of the holders of the New Bonds, increase the principal amount of the New Bonds by issuing additional New Bonds in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional New Bonds and with the same CUSIP numbers as the New Bonds offered hereby. Any additional New Bonds would rank equally and ratably with the New Bonds offered by this prospectus supplement and would be treated as a single series for all purposes under the Indenture. We will issue the New Bonds in fully registered form only, in denominations of $1,000 and integral multiples of $1,000.

Optional Redemption. The New Bonds will be redeemable in whole at any time or in part from time to time, at our option, on not less than 30 nor more than 45 days notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the New Bonds to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted, at the then current Treasury Rate plus 12.5 basis points in the case of the Series 2023 Bonds, 15 basis points in the case of the Series 2032 Bonds and 15 basis points in the case of the Series 2033 Bonds, to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the New Bond to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such New Bond.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Reference Treasury Dealer” means each of Banc One Capital Markets, Inc. and its successors and three other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by us; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we shall replace it with another Primary Treasury Dealer.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in New York City.

“Business Day” means any day other than a Saturday or Sunday and other than a day on which banking institutions in Chicago, Illinois or New York, New York are authorized or obligated by law or executive order to close.

We will mail notice of any redemption between 30 days and 45 days before the redemption date to each holder of the New Bonds to be redeemed.

Sinking Fund. The New Bonds will have no sinking fund provisions.

UNDERWRITING

Banc One Capital Markets, Inc. is acting as sole book running manager of the offering and representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, severally and not jointly, and we have agreed to sell to each underwriter, the principal amount of New Bonds set forth opposite each underwriter’s name.

Underwriter	Principal Amount of Series 2023 Bonds	Principal Amount of Series 2032 Bonds	Principal Amount of Series 2033 Bonds
Banc One Capital Markets, Inc.	$38,500,000	$38,500,000	$38,500,000
SG Cowen Securities Corporation	7,500,000	7,500,000	7,500,000
McDonald Investments Inc.	2,000,000	2,000,000	2,000,000
Wachovia Capital Markets, LLC	2,000,000	2,000,000	2,000,000

Total	$50,000,000	$50,000,000	$50,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the New Bonds if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased, or the offering of New Bonds may be terminated.

The underwriters are offering the New Bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the New Bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.

Under the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

In the underwriting agreement, subject to the conditions thereof, the underwriters have agreed to purchase the Series 2023 Bonds at 98.643% of the aggregate principal amount thereof, to purchase the Series 2032 Bonds at 99.109% of the aggregate principal amount thereof and to purchase the Series 2033 Bonds at 99.109% of the aggregate principal amount thereof. The underwriters may offer the New Bonds in part to certain securities dealers at such prices less a concession not to exceed 0.500% of the principal amount of the Series 2023 Bonds, 0.500% of the principal amount of the Series 2032 Bonds and 0.500% of the principal amount of the Series 2033 Bonds. The underwriters may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed 0.250% of the principal amount of the Series 2023 Bonds, 0.250% of the principal amount of the Series 2032 Bonds and 0.250% of the principal amount of the Series 2033 Bonds. After the New Bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the underwriters.

We expect to deliver the New Bonds against payment for the New Bonds on or about the date specified on the cover page of this prospectus supplement, which will be the fifth Business Day following the date of the pricing of the New Bonds. Since trades in the secondary market generally settle in three Business Days, purchasers who wish to trade New Bonds on the date of pricing or the following Business Day will be required, by virtue of the fact that the New Bonds initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

In connection with the offering of the New Bonds, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the New Bonds. Specifically, the underwriters may over-allot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the New Bonds in the open market to cover short positions or to stabilize the price of the New Bonds. Any of these activities may stabilize or maintain the market price of the New Bonds above independent market levels, but no representation or prediction is made of the magnitude or the direction of any effect that the transactions described above may have on the market price of the New Bonds. The underwriters are not required to engage in these activities, and, if commenced, may end any of these activities at any time without notice.

The New Bonds will be a new issue of securities for which currently there is no trading market. We do not intend to apply for the listing or quotation of the New Bonds on any securities exchange or market. Although the underwriters have indicated that they intend to make a market in the New Bonds in a manner permitted under applicable securities laws, the underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the existence, development, maintenance or liquidity of any trading market for the New Bonds.

We have in the past entered into, and may in the future enter into, investment banking and commercial banking transactions with the underwriters and/or their affiliates for which they have in the past received, and may in the future receive, customary fees. In addition, we may also engage the underwriters and/or their affiliates in respect of financial advisory services for which they have in the past received, and may in the future receive, customary fees.

We estimate that our expenses in connection with the offer and sale of the New Bonds will be $850,000.

Banc One Capital Markets, Inc. has advised us that it will make the New Bonds available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by Market Axess Inc., an Internet-based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between Banc One Capital Markets, Inc. and its customers and is not a party to any transactions. Market Axess Inc., a registered broker-dealer, will receive compensation from Banc One Capital Markets, Inc. based on transactions Banc One Capital Markets, Inc. conducts through the system. Banc One Capital Markets, Inc. has advised us that it will make the New Bonds available to their customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

Northern Illinois Gas Company

$150,000,000

First Mortgage Bonds, 5.80% Series Due December 1, 2023

First Mortgage Bonds, 5.90% Series Due December 1, 2032

First Mortgage Bonds, 5.90% Series Due December 1, 2033

PROSPECTUS  SUPPLEMENT

Banc One Capital Markets, Inc.

SG Cowen

McDonald Investments Inc.

Wachovia Securities

December 4, 2003